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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39763) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Directors' Stock Option Plan and the CUNO Incorporated Savings and Retirement Plan of our report dated June 22, 2001, with respect to the financial statements and schedule of the CUNO Incorporated Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                                      /s/ Ernst & Young LLP


Hartford, Connecticut
June 22, 2001







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